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Exhibit 2.1


                            STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 10th day of February 2007 by and among W-Candy, Inc., a Florida Corporation, (hereinafter referred to as "W-Candy"), China Southern Bio-Pharma, Inc., a Florida Corporation (hereinafter referred to as the "Company"), and Yongkang Zhou, the CEO and sole shareholder of the Company (hereinafter referred to as the "Shareholder").

                                    RECITALS

A. The Shareholder owns 100% of the issued and outstanding shares of the capital stock of the Company.

B. W-Candy is willing to acquire 100% of the issued and outstanding capital stock of the Company, making the Company a subsidiary of W-Candy, and the Shareholder desires to exchange 100% of his shares of the Company's capital stock for certain amount of restricted shares of W-Candy, authorized but unissued shares of Common Stock.

C. The Company is doing business in China and related territories through its 51% owned subsidiary, Yunann Hero Pharmaceutical Company, Limited, with an address of

                48 Dongfeng East Rd, Kantai Building A, Suite 702
                Kunming Yunnan, China 650051

D. It is the intention of the parties hereto that: (i) W-Candy shall acquire 100% of the issued and outstanding capital stock of the Company in exchange solely for certain 5,000,000 shares of W-Candy authorized but unissued Common Stock set forth below (the "Exchange").

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

1. SECTION 1. EXCHANGE OF SHARES

1.1. Exchange of Shares. W-Candy and the Shareholder hereby agree that the Shareholder shall, on or before February 13, 2007 (the "Closing Date"), exchange 100% of his issued and outstanding shares of the capital stock of the Company (the "China Southern Shares") for the newly issued 5,000,000 shares of W-Candy Common Stock, $.001 par value (the "W-Candy Shares").

1.2. Delivery of China Southern Shares. On the Closing Date, the Shareholder will deliver to W-Candy the certificates representing 100% of the China Southern Shares, duly endorsed (or with executed stock powers) so as to make W-Candy the 100% owner thereof. W-Candy will deliver to the Shareholder W-Candy Shares to be delivered, upon the closing, to the Shareholder or as the shareholder direct so as to make the Shareholder or their nominee the sole owner thereof.

1.3. Investment Intent. The newly issued shares of W-Candy common stock have not been registered under the Securities Act of 1933, as Amended, and may not be resold unless the W-Candy Shares are registered under the Act or an exemption from such registration is available. The Shareholder represents and warrants that he is acquiring the W-Candy Shares for his own account, for investment, and not with a view to the sale or distribution of such Shares. Each certificate representing the W-Candy Shares will have a legend thereon incorporating language as follows:

      "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act."

2. SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER

  The Company and the Shareholder hereby represent and warrant as follows:

2.1. Organization and Good Standing; Ownership of Shares. The Company and its subsidiary are corporations duly organized, validly existing and in good standing under the laws of Florida and China, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. The Company is duly licensed or qualified and in good standing as a Florida and its subsidiary as a Chinese company where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating either the Company or the Shareholder to issue, sell or transfer any stock or other securities of the Company.

2.2. Ownership of Capital Stock. The Shareholder is the beneficial owner of record and beneficially of all of the shares of capital stock of the Company, all of which shares are free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

2.3. Financial Statements, Books and Records. There has been previously delivered to W-Candy the audited balance sheet of the Company as of December 31, 2004 and December 31, 2005 (the "Balance Sheet") and unaudited balance sheet of the Company as of September 30, 2006. The Balance Sheet is true and accurate and fairly represents the financial position of the Company as at such date, and has been prepared in accordance with generally accepted accounting principles consistently applied.

2.4. No Material Adverse Changes. Since the date of the Balance Sheet there has not been:

2.4.1. any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of the Company; 2.4.2. any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of the Company, whether or not covered by insurance; 2.4.3. any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of the Company's capital stock; 2.4.4. any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by the Company of any properties or assets; or 2.4.5. adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

2.5. Taxes. The Company has prepared and filed all appropriate tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

2.6. Compliance with Laws. The Company has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of the Company.

2.7. No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

2.7.1. violate any provision of the Articles of Incorporation or By-Laws of the Company; 2.7.2. violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which it or any of its assets or properties may be bound or subject; 2.7.3. violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Company, or upon the properties or business of the Company; or 2.7.4. violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of the Company.

2.8. Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Company.

2.9. Tangible Assets. The Company has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by the Company, any related capitalized items or other tangible property material to the business of the Company (the "Tangible Assets"). The Company holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date of the Balance Sheet, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair taking into account the age of the tangible assets and subject to fair wear and tear, and are usable in the ordinary course of business of the Company and conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

2.10. Liabilities. The Company does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date, the Company will not have any Liabilities, other than Liabilities fully and adequately reflected on the Balance Sheet, except for Liabilities incurred in the ordinary course of business.

2.11. Operations of the Company. From the date of the Balance Sheet on September 30, 2006 and through the Closing Date on February 1, 2007 hereof the Company has not and will not have:

2.11.1. incurred any indebtedness for borrowed money;

2.11.2. declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

2.11.3. made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

2.11.4. except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

2.11.5. disposed of any assets of the Company except in the ordinary course of business; or

2.11.6. materially increased the annual rate of compensation of any executive employee of the Company;

2.11.7. increased, terminated, amended or otherwise modified any plan for the benefit of employees of the Company;

2.11.8. issued any equity securities or rights to acquire such equity securities; or

2.11.9. except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

2.12. Capitalization. The company has 200,000,000 authorized shares with 5,000,000 shares issued.

2.13. Full Disclosure. No representation or warranty by the Company or the Shareholder in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of the Company.

2.14. Representations and Warranties on Closing Date. The representations and warranties contained in this Section 2 shall be true and complete on the Closing Date on February 1, 2007 with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

3. SECTION 3. REPRESENTATIONS AND WARRANTIES OF W-Candy

           W-Candy hereby represents and warrants to the Company and the Shareholder as follows:

3.1. Organization and Good Standing. W-Candy is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. The authorized capital stock of W-Candy consists of 100,000,000 shares of Common Stock (Par Value $0.001), of which 1,626,000 shares are presently issued and outstanding and 25,000,000 shares of preferred stock, of which 1,000,000 shares are issued and outstanding. 1,000,000 shares of preferred stock are convertible into 3,000,000 shares of W-Candy common stock. W-Candy is duly licensed or qualified and in good standing as a Florida corporation where the character of the properties owned by W-Candy or the nature of the business transacted by it make such license or qualification necessary. W-Candy does not have any subsidiaries.

3.2. The Shares. The W-Candy Shares to be issued to the Shareholder has been or will have been duly authorized by all necessary corporate and stockholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

3.3. Financial Statements; Books and Records. There has been previously delivered to the Company, the unaudited balance sheet of as September 30, 2006 (the "Balance Sheet") and the related statements of operations for the periods then ended (the "Financial Statements"). The Financial Statements are true and accurate and fairly represent the financial position of the Company as at such dates and the results of its operations for the periods then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied.

3.4. No Material Adverse Changes. Since the date of the Balance Sheet on September 30, 2006, there has not been:

3.4.1. any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of W-Candy;

3.4.2. any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of , whether or not covered by insurance;

3.4.3. any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of W-Candy capital stock;

3.4.4. any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by W-Candy of any properties or assets; or

3.4.5. adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

3.5. Taxes. W-Candy has prepared and filed all appropriate tax returns of every kind and category (including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and property taxes) for all periods prior to and through the date hereof for which any such returns have been required to be filed by it or the failure to make such filings and resulting liability would not be material relative to the results of operations of .W-Candy. W-Candy has paid all taxes shown to be due by the said returns or on any assessments received by it or has made adequate provision for the payment thereof.

3.6. Compliance with Laws. W-Candy has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to their businesses, including Federal and State securities laws, which, if not complied with, would materially and adversely affect the business of W-Candy or the trading market for the shares of W-Candy Common Stock.

3.7. No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

3.7.1. violate any provision of the Articles of Incorporation or By-Laws of W Candy;

3.7.2. violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which W Candy is a party or by or to which it or any of its assets or properties may be bound or subject;

3.7.3. violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or upon the properties or business of ; or

3.7.4. violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of W-Candy .

3.8. Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving W-Candy.

3.9. Brokers or Finders. No broker's or finder's fee will be payable by W-Candy in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by W-Candy.

3.10. Assets W-Candy has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by the Company, any related capitalized items or other tangible property material to the business of the Company (the "Tangible Assets"). The Company holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date of the Balance Sheet, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair taking into account the age of the tangible assets and subject to fair wear and tear, and are usable in the ordinary course of business of the Company and conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

3.11. Liabilities. W-Candy does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date, W Candy will not have any Liabilities, other than Liabilities fully and adequately reflected on the W-Candy Balance Sheet or balance sheet dated September 30, 2006, except for Liabilities incurred in the ordinary course of business.

3.12. Operations of W-Candy has. Except as set forth on Schedule 3.11

3.12.1. incurred any indebtedness for borrowed money;
3.12.2. declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;
3.12.3. made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business; 3.12.4. except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable); 3.12.5. disposed of any assets of W Candy except in the ordinary course of business; or 3.12.6. materially increased the annual level of compensation of any executive employee of W-Candy; 3.12.7. increased, terminated amended or otherwise modified any plan for the benefit of employees of W-Candy ; 3.12.8. issued any equity securities or rights to acquire such equity securities; or 3.12.9. except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

3.13. Authority to Execute and Perform Agreements. W-Candy has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of , enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by this Agreement, in accordance with its respective terms and conditions will not:

3.13.1. require the approval or consent of any governmental or regulatory body, the Stockholders of , or the approval or consent of any other person;

3.13.2. conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to , or any instrument, contract or other agreement to which W-Candy is a party or by or to which W-Candy is bound or subject; or

3.13.3. result in the creation of any lien or other encumbrance on the assets or properties of W-Candy.

3.14. Delivery of Periodic Reports; Compliance with 1934 Act. W-Candy has provided the Company and the Shareholder with financial statements. All reports filed pursuant to such Act are complete and correct in all material respects. All material contracts relative to W-Candy are included in the Periodic Reports. All material contracts and commitments for the provision or receipt of services or involving any obligation on the part of W-Candy are included as exhibits to such periodic reports or are listed on Schedule 3.13 hereto.

3.15. Full Disclosure. No representation or warranty by in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to the Company or the Shareholders pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of W-Candy.

3.16. Representations and Warranties on Closing Date. The representations and warranties contained in this Section 3 shall be true and complete on the Closing Date with the same force and effect as through such representations and warranties had been made on and as of the Closing Date on February 13, 2007.

4. SECTION 4. COVENANTS OF COMPANY AND SHAREHOLDER

4.1. The Company and the Shareholder covenant to W-Candy as follows:

4.2. Conduct of Business. From the date hereof through the Closing Date, the Shareholder and The Company shall conduct its business in the ordinary course.

4.3. Preservation of Business. From the date September 30, 2006 through the Closing Date, the Shareholder and the Company shall use its best efforts to preserve its business organization intact, keep available the services of its present employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

4.4. Litigation. The Company shall promptly notify W-Candy of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against the Company or against any officer, director, employee, consultant, agent, shareholder or other representative with respect to the affairs of the Company.

4.5. Continued Effectiveness of Representations and Warranties. From the date hereof through the Closing Date, the Shareholder and the Company shall conduct its business in such a manner so that the representations and warranties contained in Section 2 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date, and shall:

4.5.1. promptly give notice to W-Candy of any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

4.5.2. supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

5. SECTION 5. COVENANTS OF W-Candy

      W-Candy covenants to the Company and the Shareholder as follows:

5.1. Conduct of Business. From the date hereof through the Closing Date, W-Candy shall conduct its business in the ordinary course and, without the prior written consent of the Company, shall ensure that W-Candy does not undertake any of the actions specified in Section 3.12 hereof.

5.2. Preservation of Business. From the date hereof through the Closing Date, W Candy shall preserve its business organization intact and use its best efforts to preserve goodwill.

5.3. Litigation. W-Candy shall promptly notify the Company of any lawsuits, claims, proceedings or investigations that after the date hereof are threatened or commenced against W-Candy or against any officer, director, employee, consultant, agent, or stockholder with respect to the affairs of W-Candy.

5.4. Continued Effectiveness of Representations and Warranties. From the date hereof through the Closing Date, W-Candy shall conduct its business in such a manner so that the representations and warranties contained in Section 3 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date, and shall:

5.4.1. promptly give notice to the Company of any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and 5.4.2. supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

6. SECTION 6. COVENANTS

6.1. Corporate Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

6.2. Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

6.3. Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing on July 1, 2005, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

6.4. Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

6.4.1. at the time of disclosure was public knowledge;
6.4.2. after the time of disclosure becomes public knowledge (except due to the action of the receiving party); 6.4.3. the receiving party had within its possession at the time of disclosure. 6.4.4. the disclosure of which is required by law, the SEC or other competent authority; 6.4.5. which at the time of disclosure by one party written consents have been obtained from the other parties.

7. SECTION 7. CONDITIONS PRECEDENT TO THE OBLIGATION OF W-Candy TO CLOSE

      The obligation of W-Candy to enter into and complete the Agreement is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by W-Candy in writing.

7.1. Representations and Covenants. The representations and warranties of the Company and the Shareholders contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Company and the Shareholder shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company and the Shareholders on or prior to the Closing Date. The Company and the Shareholder shall have delivered to W-Candy, if requested, a certificate, dated the Closing Date, to the foregoing effect.

7.2. Governmental Permits and Approvals; Corporate Resolutions. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. The Board of Directors of the Company shall have approved the transactions contemplated by this Agreement and the Company shall have delivered to W-Candy, if requested by W-Candy, resolutions by its Board of Directors, certified by the Secretary of the Company, authorizing the transactions contemplated by this Agreement.

7.3. Satisfactory Business Review. W-Candy shall have satisfied itself, after W Candy and its representatives have completed the review of the business of the Company contemplated by this Agreement, that none of the information revealed thereby or in the Balance Sheet has resulted in, or in the reasonable opinion of may result in, a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of the Company.

7.4. Stock Certificates: At the Closing, W-Candy will deliver the certificates representing the W-Candy Shares, duly endorsed (or with executed stock powers) so as to make China Southern an approximately 75% owner of W-Candy, Inc. within 10 business days of the Closing Date.

7.5. Other Documents. The Company and the Shareholder shall have delivered such other documents, instruments and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

8. SECTION 8. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY AND SHAREHOLDER TO CLOSE

      The obligation of the Company and the Shareholder to enter into and complete the agreement is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by the Company.

8.1. Representations and Covenants. The representations and warranties of the Company contained in this Agreement shall be true in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date. the Company shall have performed and complied with all covenants and agreements required by the Agreement to be performed or complied with by the Company on or prior to the Closing Date.

8.2. Governmental Permits and Approvals; Corporate Resolutions. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Agreement shall have been obtained. The Board of Directors of the Company shall have approved the transactions contemplated by this Agreement.

8.3. Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may in the reasonable opinion of the Company and the Shareholder, have a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of W-Candy.

9. SECTION 9. INDEMNIFICATION

9.1. Obligation of W-Candy to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 3, W-Candy hereby agrees to indemnify, defend and hold harmless the Company and the Shareholder from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of W-Candy contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

9.2. Obligation of the Company and the Shareholder to Indemnify. Subject to the limitations on the survival of representations and warranties contained in
Section 2, the Company and the Shareholder agree to indemnify, defend and hold harmless W-Candy from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

10. SECTION 10. THE CLOSING

10.1. The closing is expected to take place on or before February 16, 2007 (the "Closing Date"). At closing, the parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby.

11. SECTION 11. MISCELLANEOUS

11.1. Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

11.2. Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

11.3. Assignment. This Agreement is not assignable except by operation of law.

11.4. Notices. Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

W-Candy:                         China Southern and Shareholder:

10550 Pebble Cove Lane,       148 Dongfeng East Rd, Kantai Building A, Suite 702
Boca Raton, FL 33498          Kunming, Yunnan, China 650051
Tel: 561-364-7299             PHONE: 86-871-3190005
                              FAX: 86-871-8051857

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address that shall have been furnished in writing to the addressor.

11.5. Governing Law. This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Florida, thereby precluding any choice of law rules which may direct the applicable of the laws of any other jurisdiction.

11.6. Entire Agreement. This Agreement and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the Genesis' Shares and the W-Candy Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

11.7. Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

11.8. Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

11.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

W-Candy, Inc.                              China Southern Bio-Pharma, Inc.

/s/  Brian Shenkman   2/13/2007           /s/  Yongkang Zhou,      2/13/2007
--------------------  -----------        ----------------------   -----------
(sign name)             Date                 (sign name)             Date

Brian Shenkman, CEO & Chairman            Yongkang Zhou, CEO & Chairman
--------------------------------          -----------------------------------
(print name)                                   (print name)